Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of February 19, 2019, among:

RGC MIDSTREAM, LLC ("Borrower"),
BRANCH BANKING AND TRUST COMPANY, as a Lender ("BB&T"),

UNION BANK & TRUST, as a Lender and as Administrative Agent ("Union Bank"), and

joined by RGC RESOURCES, INC. ("Guarantor").

Recitals

Borrower, BB&T, Union Bank and Guarantor have previously executed a Credit Agreement dated as of December 29, 2015, as amended by First Amendment dated as of April 11, 2018 (the "Credit Agreement"), and are the only parties to the Credit Agreement.

Borrower has requested, and BB&T and Union Bank have agreed, to amend the Credit Agreement as provided in this Amendment.

Guarantor joins this Amendment to acknowledge its terms and to confirm that its Guaranty applies to the Obligations under the Credit Agreement as amended by this Amendment.

In consideration of the mutual covenants and agreements in this Amendment, the parties covenant and agree as follows:

Section 1. Definitions. Capitalized terms used but not otherwise defined in this Amendment have the meanings given them in the Credit Agreement.

Section 2. Amendments to Credit Agreement.

2.1 The definition of "Commitment" in Section 1.01 of the Credit Agreement is amended to read as follows:

"Commitment" means, as to each Lender at any time, its obligation to make Committed Loans to Borrower pursuant to Section 2.01, in an aggregate principal amount at any one time outstanding not to exceed such Lender’s Applicable Percentage of $50,000,000.00.

2.2 Schedule 2.01 of the Credit Agreement is amended to read as follows:

SCHEDULE 2.01

COMMITMENTS
AND APPLICABLE PERCENTAGES

Lender	Commitment	Applicable Percentage
Union Bank & Trust	$30,000,000.00	60.000000000%
Branch Banking and Trust Company	$20,000,000.00	40.000000000%
Total	$50,000,000.00	100.000000000%

Section 3. Representations and Warranties of Borrower.

As an inducement to Agent and the Lenders to execute this Amendment, Borrower incorporates into this Amendment, and restates to Agent and Lender as of the Effective Date of this Amendment, each of Borrower's representations and warranties in Article V of the Credit Agreement, with the following changes:

For purposes of the representations and warranties in Section 5.05 of the Credit Agreement, "Audited Financial Statements" means the audited consolidated balance sheet of Guarantor and its Subsidiaries for the fiscal year ended September 30, 2018, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of Guarantor and its Subsidiaries, including the notes thereto;

The representations and warranties in Section 5.05 (b) of the Credit Agreement are with respect to the unaudited balance sheets, statements of income or operations, shareholder's equity and cash flows as of or for the period ending December 31, 2018;

The representation and warranty in Section 5.06 that there has been no adverse change in the status, or financial effect on any Loan Party or any Subsidiary thereof is with respect to the period since September 30, 2018;

The representation and warranty in Section 5.12 (c) (ii) that no Pension Plan had an Unfunded Pension Liability exceeding $6,000,000 and no post-retirement benefit Plan had an unfunded liability exceeding $6,000,000 is as of September 30, 2018; and

For purposes of the representations and warranties, "Loan Documents" means the Credit Agreement, each Note, the Guaranty and this Amendment.

Section 4. Effective Date.

This Amendment will become effective on the first date on which each of the following conditions is satisfied (the "Effective Date"):

(a) Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the date of this Amendment (or, in the case of certificates of governmental officials, a recent date before such date) and each in form and substance satisfactory to Agent and each of the Lenders:
(i)    executed counterparts of this Amendment, sufficient in number for distribution to Agent, each Lender and Borrower;
(ii)     an amended and restated Note executed by Borrower in favor of each Lender;
(iii)     such certificates of resolutions or other action, incumbency certificates and other certificates of Responsible Officers of each Loan Party as Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which such Loan Party is a party;
(iv)     such documents and certifications as Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing (if such Loan Party is a corporation) and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;
(v)     a favorable opinion of counsel to the Loan Parties acceptable to Agent addressed to Agent and each Lender, as to the matters set forth concerning the Loan Parties and the Loan Documents in form and substance satisfactory to Agent;
(vi)     a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required; and
(vii)     a duly completed Compliance Certificate as of the last day of the fiscal quarter of Borrower most recently ended prior to the Closing Date, signed by a Responsible Officer of Borrower.
(b)    Borrower has paid to Agent, for the account of each Lender in accordance with its Applicable Percentage, a commitment fee in the amount of $24,000. The commitment fee shall be due and payable, and deemed to be fully earned and nonrefundable, on the date of this Amendment.
(c)    Unless waived by Agent, Borrower has paid all reasonable fees, charges and disbursements of counsel to Agent (directly to such counsel if requested by Agent) to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between Borrower and Agent).
Section 5. Miscellaneous.

5.1 This Amendment amends the Credit Agreement and accords with Section 10.01 of the Credit Agreement. This Amendment is a part of the Credit Agreement and will (unless otherwise expressly indicated in this Amendment) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

5.2 Neither the execution by the Administrative Agent or the Lenders of this Amendment, nor any other act or omission by the Administrative Agent or the Lenders or their officers in connection with this Amendment, shall be deemed a waiver by the Administrative Agent or the Lenders of any defaults which may exist or which may occur in the future under the Credit Agreement or the other Loan Documents, or any future defaults of the same provision waived under this Amendment (collectively "Violations"). Similarly, nothing contained in this Amendment shall directly or indirectly in any way whatsoever either: (a) impair, prejudice or otherwise adversely affect the Administrative Agent’s or the Lenders’ right at any time to exercise any right, privilege or remedy in connection with the Loan Documents with respect to any Violations; (b) except as expressly stated in this Amendment, amend or alter any provision of the Credit Agreement, the other Loan Documents, or any other contract or instrument; or (c) constitute any course of dealing or other basis for altering any obligation of the Borrower or any right, privilege or remedy of the Administrative Agent or the Lenders under the Credit Agreement, the other Loan Documents, or any other contract or instrument. Nothing in this Amendment shall be construed to be a consent by the Administrative Agent or the Lenders to any Violations.

5.3 Guarantor acknowledges the terms of this Amendment and reaffirms its obligations under the Guaranty. Guarantor acknowledges and agrees that the Guaranty remains in full force and effect, without defense, offset, or counterclaim, and that the Guaranty applies to the Obligations under the Credit Agreement as amended by this Amendment. Although Guarantor has been informed of the terms of this Amendment, Guarantor understands and agrees that Agent and Lenders have no duty to so notify Guarantor or to seek from Guarantor this or any future acknowledgment, consent or reaffirmation, and nothing contained in this Amendment shall create or imply any such duty as to any transactions, past or future.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

[Remainder of Page Intentionally Left Blank – Signature Pages Follow]

RGC Midstream, LLC

By: /s/ John S. D'Orazio
Name: John S. D'Orazio
Title: President

By: /s/ Paul W. Nester
Name: Paul W. Nester
Title: Chief Financial Officer

RGC Midstream, LLC

By: /s/ John S. D'Orazio
Name: John S. D'Orazio
Title: President

By: /s/ Paul W. Nester
Name: Paul W. Nester
Title: Chief Financial Officer

UNION BANK & TRUST, as Administrative Agent

By: /s/ H. Victor Gilchrist
Name: H. Victor Gilchrist
Title: Senior Vice President

UNION BANK & TRUST, as Lender

By: /s/ H. Victor Gilchrist
Name: H. Victor Gilchrist
Title: Senior Vice President

BRANCH BANKING AND TRUST COMPANY, as a Lender

By: /s/ Ray D. Vaughn
Name: Ray D. Vaughn
Title: Senior Vice President